Exhibit 99.1

Cirrus Logic Reports Q1 FY19 Revenue of $254.5 Million

Revenue Exceeded Guidance Due to Stronger than Anticipated Demand for Portable Audio

AUSTIN, Texas--(BUSINESS WIRE)--August 1, 2018--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high performance, low-power ICs for audio and voice signal processing applications, today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter fiscal year 2019, which ended June 30, 2018, as well as the company’s current business outlook.

“We are pleased with our results in the June quarter as several customers launched new smartphones and wireless headsets utilizing our technology and customer engagements continued to be strong,” said Jason Rhode, president and chief executive officer. “With a diversified product portfolio that addresses a wide range of performance and cost requirements, the company expects to capitalize on increasing demand for innovative audio and voice solutions, as well as adjacent opportunities including haptics, all of which we believe will contribute to the company’s continued success.”

Reported Financial Results – First Quarter FY19

  Revenue of $254.5 million;
  GAAP and non-GAAP gross margin of 48.9 percent and 49 percent, respectively;
  GAAP operating expenses of $130.7 million and non-GAAP operating expenses of $104.8 million; and
  GAAP loss per share of $0.07 and non-GAAP earnings per share of $0.28.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY19

  Revenue is expected to range between $310 million and $350 million;
  GAAP gross margin is expected to be between 48 percent and 50 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $132 million and $138 million, which includes approximately $15 million in share-based compensation and $13 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 9589402).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, diluted share count, operating income, operating expenses, gross margin, tax expense and tax expense impact on earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our future growth opportunities and expectations with respect to our ability to capitalize on increasing demand for innovative audio and voice solutions, as well as adjacent opportunities including haptics, along with estimates for the second quarter fiscal year 2019 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the second quarter of fiscal year 2019, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the timing and success of new product ramps and the extent to which customers adopt our new technologies and devices in new markets such as haptics; and the risk factors listed in our Form 10-K for the year ended March 31, 2018 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended

	Jun. 30,	Mar. 31,	Jun. 24,
	2018	2018	2017
	Q1'19	Q4'18	Q1'18
Portable audio products	$212,260	$262,777	$280,688
Non-portable audio and other products	42,223	40,396	40,047
Net sales	254,483	303,173	320,735
Cost of sales	129,924	150,543	159,019
Gross profit	124,559	152,630	161,716
Gross margin	48.9%	50.3%	50.4%

Research and development	97,932	95,556	83,557
Selling, general and administrative	32,784	36,307	30,859
Total operating expenses	130,716	131,863	114,416

Income (loss) from operations	(6,157)	20,767	47,300

Interest income (expense), net	1,447	1,378	594
Other income (expense), net	210	(158)	(19)
Income (loss) before income taxes	(4,500)	21,987	47,875
Provision (benefit) for income taxes	(228)	9,983	4,963
Net income (loss)	$(4,272)	$12,004	$42,912

Basic earnings (loss) per share:	$(0.07)	$0.19	$0.67
Diluted earnings (loss) per share:	$(0.07)	$0.19	$0.64

Weighted average number of shares:
Basic	61,462	62,654	64,097
Diluted	61,462	64,572	67,160

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended

	Jun. 30,	Mar. 31,	Jun. 24,
	2018	2018	2017
Net Income Reconciliation	Q1'19	Q4'18	Q1'18
GAAP Net Income (Loss)	$(4,272)	$12,004	$42,912
Amortization of acquisition intangibles	13,266	13,266	11,600
Stock based compensation expense	12,794	12,533	11,403
Acquisition-related items	-	(279)	(4,048)
Adjustment to income taxes	(3,926)	(4,502)	(7,257)
Non-GAAP Net Income	$17,862	$33,022	$54,610

Earnings Per Share Reconciliation
GAAP Diluted earnings (loss) per share	$(0.07)	$0.19	$0.64
Effect of Amortization of acquisition intangibles	0.21	0.21	0.17
Effect of Stock based compensation expense	0.20	0.19	0.17
Effect of Acquisition-related items	-	-	(0.06)
Effect of Adjustment to income taxes	(0.06)	(0.08)	(0.11)
Non-GAAP Diluted earnings per share	$0.28	$0.51	$0.81

Diluted Shares Reconciliation
GAAP Diluted shares	61,462	64,572	67,160
Effect of weighted dilutive shares	1,723	-	-
Non-GAAP Diluted shares	63,185	64,572	67,160

Operating Income Reconciliation
GAAP Operating Income (Loss)	$(6,157)	$20,767	$47,300
GAAP Operating Profit (Loss)	-2%	7%	15%
Amortization of acquisition intangibles	13,266	13,266	11,600
Stock compensation expense - COGS	199	422	338
Stock compensation expense - R&D	7,250	6,847	6,260
Stock compensation expense - SG&A	5,345	5,264	4,805
Acquisition-related items	-	(279)	(4,048)
Non-GAAP Operating Income	$19,903	$46,287	$66,255
Non-GAAP Operating Profit	8%	15%	21%

Operating Expense Reconciliation
GAAP Operating Expenses	$130,716	$131,863	$114,416
Amortization of acquisition intangibles	(13,266)	(13,266)	(11,600)
Stock compensation expense - R&D	(7,250)	(6,847)	(6,260)
Stock compensation expense - SG&A	(5,345)	(5,264)	(4,805)
Acquisition-related items	-	279	4,048
Non-GAAP Operating Expenses	$104,855	$106,765	$95,799

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$124,559	$152,630	$161,716
GAAP Gross Margin	48.9%	50.3%	50.4%
Stock compensation expense - COGS	199	422	338
Non-GAAP Gross Profit	$124,758	$153,052	$162,054
Non-GAAP Gross Margin	49.0%	50.5%	50.5%

Effective Tax Rate Reconciliation
GAAP Tax Expense (Benefit)	$(228)	$9,983	$4,963
GAAP Effective Tax Rate	5.1%	45.4%	10.4%
Adjustments to income taxes	3,926	4,502	7,257
Non-GAAP Tax Expense	$3,698	$14,485	$12,220
Non-GAAP Effective Tax Rate	17.2%	30.5%	18.3%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$-	$0.15	$0.07
Adjustments to income taxes	0.06	0.08	0.11
Non-GAAP Tax Expense	$0.06	$0.23	$0.18

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Jun. 30,	Mar. 31,	Jun. 24,
	2018	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$186,459	$235,604	$163,918
Marketable securities	39,877	26,397	11,380
Accounts receivable, net	126,604	100,801	162,437
Inventories	173,063	205,760	202,429
Other current assets	49,118	45,112	38,342
Total current Assets	575,121	613,674	578,506

Long-term marketable securities	159,334	172,499	134,851
Property and equipment, net	195,804	191,154	170,829
Intangibles, net	99,366	111,547	143,107
Goodwill	287,042	288,718	287,049
Deferred tax asset	15,985	14,716	31,971
Other assets	34,151	37,809	20,337
Total assets	$1,366,803	$1,430,117	$1,366,650

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$53,655	$69,850	$85,995
Accrued salaries and benefits	22,924	35,721	31,113
Other accrued liabilities	42,065	34,638	28,767
Total current liabilities	118,644	140,209	145,875

Non-current income taxes	94,612	92,753	50,415
Other long-term liabilities	26,451	35,427	9,655

Stockholders' equity:
Capital stock	1,325,287	1,312,434	1,272,570
Accumulated deficit	(184,673)	(139,345)	(112,258)
Accumulated other comprehensive income (loss)	(13,518)	(11,361)	393
Total stockholders' equity	1,127,096	1,161,728	1,160,705
Total liabilities and stockholders' equity	$1,366,803	$1,430,117	$1,366,650

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com